UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report:  April 22, 2003
                       ___________________________________
                             VICTOR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
     Idaho                                         91-078484114
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                4810 NORTH WORNATH ROAD, MISSOULA, MONTANA 59804
                                 (406) 251-8501
                    (Address of principal executive offices)
                ________________________________________________

                                  Penny Sperry
                                    Treasurer
                             4810 North Wornath Road
                             Missoula, Montana 59804
                     (Name and address of agent for service)
                                  406-251-8501
          (Telephone number, including area code of agent for service)



ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

Effective April 14, 2003, the auditor client relationship between the Company and David Tow CPA ("Tow") ceased.

The Company and the Board of Directors have subsequently approved of the engagement of the firm of Wong, Johnson & Associates ("Wong") of Temecula, California.

Tow did not resign or decline to stand for reelection, but were dismissed to allow the appointment of Wong.

During the past two fiscal years ending 2002, Tow's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. Tow's reports did include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with Tow during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in
Item 304(a)(1)(iv) of Regulation S-K (or Item 304(a)(1)(iv)(B) of Regulation S-B for small business issuers), during that period of time.

Registrant has provided Tow with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-K (or Regulation S-B for small business issuers), Item 304(a). Tow has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith Tow's letter as Exhibit 16.1 to this Form 8-K.

Item 5. Other Events.

Carson Coleman's contract with the Company has not been renewed. The Company is currently interviewing new candidates to lead the Company and shall keep it's shareholders apprised of it's efforts in that regard.


April 22, 2003
/s/ Penny Sperry
------------------
Penny Sperry, Treasurer